Exhibit 24.1

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Brian R. Best, Douglas D. Reed and Bruce Levin, and each of them, any of whom may act without joinder of the others, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to sign and file one or more of Schedules 13G, and amendments thereto, reporting on the undersigned's beneficial ownership of securities of Venture Lending & Leasing III, Inc. ("Fund III"), pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by Fund III, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



Dated:  December 9, 2004              FIRE AND POLICE PENSION FUND, SAN ANTONIO

                                      By:      /s/ Warren Schott
                                               ---------------------------------

                                      Name:    Warren Schott

                                      Its: Executive Director


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